As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-119406

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	3674	23-1498399
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2101 Blair Mill Road

Willow Grove, Pennsylvania 19090

(215) 784-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. Anderson

Vice President and General Counsel

2101 Blair Mill Road

Willow Grove, Pennsylvania 19090

(215) 784-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

F. Douglas Raymond, III

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103-6996

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The aggregate estimated (other than the registration fee) expenses to be paid by the registrant in connection with the sale of the notes and the underlying common stock are as follows:

Securities and Exchange Commission registration fee	$8,236
Printing and Engraving Expenses	$15,000
Trustee fees and expenses	$10,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$50,000
Miscellaneous	$7,000

Total	$100,236

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-laws require us to indemnify any person who was or is a party (or in certain actions is threatened to be made a party) to any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein. Our By-laws provide, however, in the case of an action or suit by or in the right of the Company, that we will not indemnify a director, officer, employee or agent with respect to a matter in which such person has been adjudged liable for negligence or misconduct in the performance of his or her duties to the Company unless a court of common pleas determines that such person is fairly and reasonably entitled to indemnification. Notwithstanding the foregoing, we will indemnify a director (whether or not the action is by or in the right of the Company) unless the director has breached or failed to perform his or her duties and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The determination of whether an individual meets the applicable standard of conduct set forth in our By-laws may be made by disinterested directors, independent legal counsel or our shareholders. In addition, the registration rights agreement pursuant to which the registration statement was filed provides that we and the selling securityholders will indemnify each other and each other’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act, or that we will be entitled to contribution from each other in connection with these liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this registration statement, we have not sold any of our securities without registration under the Securities Act, except as described below.

On June 30, 2004, we sold $65 million aggregate principal amount of the notes in a private placement under Section 4(2) of the Securities Act in connection with an offering to certain qualified institutional buyers pursuant to Rule 144A of the Securities Act. We offered the notes through the initial purchaser Merrill Lynch, Pierce, Fenner and Smith Incorporated, who purchased the notes from us at 97.5% of the principal amount of the notes.

On June 15, 2004, we issued and contributed 140,000 shares of our common stock with a fair market value of $1,502,200 to Reliance Trust Company, as trustee of our pension plan, in a private placement under Section 4(2) of the Securities Act. We contributed and issued the shares of our common stock to the trust to fund certain obligations to the pension plan.

On January 13, 2004, we issued and contributed 90,000 shares of our common stock with a fair market value of $1,344,600 to Reliance Trust Company, as trustee of our pension plan, in a private placement under Section 4(2) of the Securities Act. We issued and contributed the shares of our common stock to the trust to fund certain obligations to the pension plan.

On December 8, 2003, we sold $20 million aggregate principal amount of our 0.5% convertible subordinated notes due 2008 in a private placement under Section 4(2) of the Securities Act in connection with an offering to certain qualified institutional buyers pursuant to Rule 144A of the Securities Act. We offered the notes through the initial purchaser Deutsche Bank Securities, Inc., who purchased the notes from us at 97.5% of the principal amount of the notes, plus accrued interest.

On November 26, 2003, we sold $185 million aggregate principal amount of our 0.5% convertible subordinated notes due 2008 in a private placement under Section 4(2) of the Securities Act in connection with an offering to certain qualified institutional buyers pursuant to Rule 144A of the Securities Act. We offered the notes through the initial purchaser Deutsche Bank Securities, Inc., who purchased the notes from us at 97.5% of the principal amount of the notes, plus accrued interest.

On June 12, 2003, we issued and contributed 150,000 shares of our common stock with a fair market value of $987,000 to Reliance Trust Company, as trustee of our pension plan, in a private placement under Section 4(2) of the Securities Act. We issued and contributed the shares of our common stock to the trust to fund certain obligations to the pension plan.

ITEM 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are furnished with this registration statement.

EXHIBIT NUMBER	ITEM
2(i)	Agreement and Plan of Merger, dated as of October 11, 2000, by and among Kulicke and Soffa Industries, Inc., Cardinal Merger Sub., Inc. and Cerprobe Corporation is incorporated herein by reference from Exhibit D(1) to the Company’s Form TO filed on October 25, 2000.

2(ii)	Asset Purchase Agreement, dated as of February 6, 2004, between Flip Chip International, LLC and Flip Chip Technologies, LLC, filed as Exhibit 2.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2004, is incorporated herein by reference.

3(i)	The Company’s Form of Amended and Restated Articles of Incorporation dated June 14, 2002, filed as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2002, is incorporated herein by reference.

3(ii)	The Company’s By-Laws, as amended and restated on June 26, 1990, filed as Exhibit 3.(ii) to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file No. 000-00121, are incorporated herein by reference.

4(i)	Specimen Common Share Certificate of Kulicke and Soffa Industries, Inc., filed as Exhibit 4 to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file number 000-00121, is incorporated herein by reference.

4(ii)	Indenture dated as of November 26, 2003 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s Form 8-K dated December 5, 2003, is incorporated herein by reference.

4(iii)	Registration Rights Agreement dated as of November 26, 2003, between the Company and Deutsche Bank Securities Inc. as Initial Purchaser, filed as Exhibit 4.2 to the Company’s Form 8-K dated December 5, 2003, is incorporated herein by reference.

4(iv)	Indenture dated as of June 30, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(v)	Registration Rights Agreement dated as of June 30, 2004, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, filed as Exhibit 4.2 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

5(1)	Opinion of Drinker Biddle & Reath LLP.

EXHIBIT NUMBER	ITEM
10(i)	The Company’s 1988 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(i) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(ii)	The Company’s 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (as amended and restated effective February 9, 1999), filed as Exhibit 10(vi) to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999, is incorporated by reference.*

10(iii)	The Company’s 1994 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(iii) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(iv)	2004 Israeli Addendum to the Company’s 1994 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(iv) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.*

10(v)	The Company’s 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (as amended and restated effective March 21, 2003), filed as Exhibit 10(vi) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(vi)	The Company’s 1998 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(ix) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(vii)	2004 Israeli Addendum to the Company’s 1998 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(vii) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference .*

10(viii)	The Company’s 1999 Nonqualified Employee Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(xv) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(ix)	2004 Israeli Addendum to the Company’s 1999 Nonqualified Employee Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(ix) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.*

10(x)	Form of Termination of Employment Agreement signed by Mr. Kulicke (Section 2(a) - 30 months), and Messrs. Carson, Jacobi, Lendner, Salmons, Sawachi, Belani, Griffing, Chylak, Cristallo, Torton, Amweg, Anderson, Hartigan, Kish, Mak, Rheault, Perchick and Beatson (Section 2(a) - 18 months), filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, is incorporated herein by reference.*

10(xi)	The Company’s 2001 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(xix) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(xii)	2004 Israeli Addendum to the Company’s 2001 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(xii) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.*

10(xiii)	The Company’s Officer Incentive Compensation Plan, effective October 1, 2003, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003, is incorporated herein by reference.*

EXHIBIT NUMBER	ITEM

10(xiv)(1)	First Amendment to the Company’s Officer Incentive Compensation Plan, effective October 1, 2003.*

10(xv)(2)	Sale and Buyback of Fine Metal Agreement dated June 21, 2004 between Kulicke & Soffa (SEA) PTE LTD and AGR Matthey, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 is incorporated herein by reference.

10(xvi)	Guarantee Issuance Facility Agreement dated June 21, 2004 between Kulicke & Soffa (SEA) PTE LTD, Natexis Banques Populaires, Singapore Branch and Arab Bank plc, Singapore Branch, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 is incorporated herein by reference.

10(xvii)	Debenture, incorporating Fixed and Floating Charges and Assignment of Insurances dated June 21, 2004 between Kulicke & Soffa (SEA) PTE LTD and Natexis Banques Populaires, Singapore Branch, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 is incorporated herein by reference.

10(xviii)(1)	Agreement to Sell and Purchase Real Estate, dated August 25, 2004, as amended on September 15, 2004, between the Company and Good Mac Realty Partners, L.P.

12	Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.

21	Subsidiaries of the Company, filed as Exhibit 21 to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.

23(i)	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

23(ii)(1)	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

24(1)	Power of Attorney.

25(1)	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

*	Indicates a Management Contract or Compensatory Plan.

(1)	Previously filed.

(2)	Portions of this exhibit have been omitted based on a request for confidential treatment submitted to the U.S. Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

(b)	The following financial statement schedule is furnished on page II-7 of this registration statement:

Schedule II—Valuation and Qualifying Accounts

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change set forth in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time is was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Willow Grove, Commonwealth of Pennsylvania, on December 17, 2004.

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ Maurice E. Carson
Maurice E. Carson
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statements has been signed by the following persons in the capacities and on the dates indicated.

NAMES	CAPACITY	DATE

* /s/ C. Scott Kulicke C. Scott Kulicke	Chairman and Chief Executive Officer (Principal Executive Officer)	December 17, 2004

/s/ Maurice E. Carson Maurice E. Carson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2004

* /s/ Brian R. Bachman Brian R. Bachman	Director	December 17, 2004

* /s/ Philip V. Gerdine Philip V. Gerdine	Director	December 17, 2004

* /s/ John A. O’Steen John A. O’Steen	Director	December 17, 2004

* /s/ Allison F. Page Allison F. Page	Director	December 17, 2004

* /s/ MacDonell Roehm, Jr. MacDonell Roehm, Jr.	Director	December 17, 2004

* /s/ Barry Waite Barry Waite	Director	December 17, 2004

* /s/ C. William Zadel C. William Zadel	Director	December 17, 2004

Power of Attorney:

* By:	/s/ Maurice E. Carson
Maurice E. Carson

KULICKE AND SOFFA INDUSTRIES, INC.

Schedule II-Valuation and Qualifying Accounts

(in thousands)

	Balance at beginning of period	Charged to costs and expenses		Other Additions (describe)		Deductions (describe)		Balance at end of period
Year ended September 30, 2002
Allowance for doubtful accounts	$6,242	$158		$—		$367	(1)	$6,033

Inventory reserve	$29,109	$14,362		$—		$18,624	(2)	$24,847

Valuation allowance for deferred taxes	$20,724	$66,025	(3)	$—		$—		$86,749

Year ended September 30, 2003
Allowance for doubtful accounts	$6,033	$519		$—		$623	(1)	$5,929

Inventory reserve	$24,847	$3,490		$(2,930	)(4)	$9,592	(2)	$15,815

Valuation allowance for deferred taxes	$86,749	$13,979	(3)	$—		$—		$100,728

Year ended September 30, 2004
Allowance for doubtful accounts	$5,929	$(850)		$—		$1,433	(1)	$3,646

Inventory reserve	$15,815	$3,566		$—		$6,264	(2)	$13,117

Valuation allowance for deferred taxes	$100,728	$(11,185	)(5)	$8,317	(6)	$—		$97,860

(1)	Bad debts written off.
(2)	Disposal of excess and obsolete inventory.
(3)	Reflects the increase in the valuation allowance associated with the Company’s U.S. net operating losses and tax credit carryforwards.
(4)	Reflects the sales of the assets of the Company’s sawing and hub blades products lines.
(5)	Reflects the decrease in the valuation allowance associated with the Company’s U.S. net operating losses.
(6)	Reflects adjustment of cumulative timing differences.

EXHIBIT INDEX

EXHIBIT NUMBER	ITEM
2(i)	Agreement and Plan of Merger, dated as of October 11, 2000, by and among Kulicke and Soffa Industries, Inc., Cardinal Merger Sub., Inc. and Cerprobe Corporation is incorporated herein by reference from Exhibit D(1) to the Company’s Form TO filed on October 25, 2000.

2(ii)	Asset Purchase Agreement, dated as of February 6, 2004, between Flip Chip International, LLC and Flip Chip Technologies, LLC, filed as Exhibit 2.1 to the Company’s Form 10-Q for the quarterly period ended March 31, 2004, is incorporated herein by reference.

3(i)	The Company’s Form of Amended and Restated Articles of Incorporation dated June 14, 2002, filed as Exhibit 3.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2002, is incorporated herein by reference.

3(ii)	The Company’s By-Laws, as amended and restated on June 26, 1990, filed as Exhibit 3.(ii) to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file No. 000-00121, are incorporated herein by reference.

4(i)	Specimen Common Share Certificate of Kulicke and Soffa Industries, Inc., filed as Exhibit 4 to the Company’s Form 8-A12G/A dated September 11, 1995, SEC file number 000-00121,is incorporated herein by reference.

4(ii)	Indenture dated as of November 26, 2003 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s Form 8-K dated December 5, 2003, is incorporated herein by reference.

4(iii)	Registration Rights Agreement dated as of November 26, 2003, between the Company and Deutsche Bank Securities Inc. as Initial Purchaser, filed as Exhibit 4.2 to the Company’s Form 8-K dated December 5, 2003, is incorporated herein by reference.

4(iv)	Indenture dated as of June 30, 2004 between the Company and J.P. Morgan Trust Company, National Association, as Trustee, filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

4(v)	Registration Rights Agreement dated as of June 30, 2004, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Purchaser, filed as Exhibit 4.2 to the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated herein by reference.

5(1)	Opinion of Drinker Biddle & Reath LLP.

EXHIBIT NUMBER	ITEM

10(i)	The Company’s 1988 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(i) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(ii)	The Company’s 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (as amended and restated effective February 9, 1999), filed as Exhibit 10(vi) to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999, is incorporated by reference.*

10(iii)	The Company’s 1994 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(iii) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(iv)	2004 Israeli Addendum to the Company’s 1994 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(iv) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.*

10(v)	The Company’s 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (as amended and restated effective March 21, 2003), filed as Exhibit 10(vi) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(vi)	The Company’s 1998 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(ix) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(vii)	2004 Israeli Addendum to the Company’s 1998 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(vii) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.*

10(viii)	The Company’s 1999 Nonqualified Employee Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(xv) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(ix)	2004 Israeli Addendum to the Company’s 1999 Nonqualified Employee Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(ix) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.*

10(x)	Form of Termination of Employment Agreement signed by Mr. Kulicke (Section 2(a) - 30 months), and Messrs. Carson, Jacobi, Lendner, Salmons, Sawachi, Belani, Griffing, Chylak, Cristallo, Torton, Amweg, Anderson, Hartigan, Kish, Mak, Rheault, Perchick and Beatson (Section 2(a) - 18 months), filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, is incorporated herein by reference.*

10(xi)	The Company’s 2001 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(xix) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2003 is incorporated herein by reference.*

10(xii)	2004 Israeli Addendum to the Company’s 2001 Employee Incentive Stock Option and Non-Qualified Stock Option Plan (as amended and restated effective March 21, 2003), filed as Exhibit 10(xii) to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.*

10(xiii)	The Company’s Officer Incentive Compensation Plan, effective October 1, 2003, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003, is incorporated herein by reference.*

EXHIBIT NUMBER	ITEM

10(xiv)(1)	First Amendment to the Company’s Officer Incentive Compensation Plan, effective October 1, 2003.*

10(xv)(2)	Sale and Buyback of Fine Metal Agreement dated June 21, 2004 between Kulicke & Soffa (SEA) PTE LTD and AGR Matthey, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 is incorporated herein by reference.

10(xvi)	Guarantee Issuance Facility Agreement dated June 21, 2004 between Kulicke & Soffa (SEA) PTE LTD, Natexis Banques Populaires, Singapore Branch and Arab Bank plc, Singapore Branch, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 is incorporated herein by reference.

10(xvii)	Debenture, incorporating Fixed and Floating Charges and Assignment of Insurances dated June 21, 2004 between Kulicke & Soffa (SEA) PTE LTD and Natexis Banques Populaires, Singapore Branch, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 is incorporated herein by reference.

10(xviii)(1)	Agreement to Sell and Purchase Real Estate, dated August 25, 2004, as amended on September 15, 2004, between the Company and Good Mac Realty Partners, L.P.

12	Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.

21	Subsidiaries of the Company, filed as Exhibit 21 to the Company’s Post-Effective Amendment No. 4 on Form S-1 to the Registration Statement on Form S-3 filed December 14, 2004, is incorporated herein by reference.

23(i)	Consent of PricewaterhouseCoopers LLP (Independent Registered Public Accounting Firm).

23(ii)(1)	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5).

24(1)	Power of Attorney.

25(1)	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939.

*	Indicates a Management Contract or Compensatory Plan.

(1)	Previously filed.

(2)	Portions of this exhibit have been omitted based on a request for confidential treatment submitted to the U.S. Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.